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                                                                   EXHIBIT 10.11

                        SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release ("Agreement and Release") is made as of November 26, 2003 (the "Execution Date"), by and among Helix BioMedix, Inc., and Kerry Palmer ("Palmer"). Helix and Palmer are sometimes referred to collectively as the "Parties."

                                    RECITALS

     I. Effective January 1, 2003, Helix and Palmer entered into an Employment Agreement ("Employment Agreement") pursuant to which Helix agreed to employ Palmer, and Palmer accepted employment, as Chief Financial Officer of Helix.

     II. On November 26, 2003, Palmer desires to voluntarily resign from his position as the Chief Financial Officer and Helix is willing to accept Palmer's resignation and to terminate the Employment Agreement pursuant to the terms and conditions of this Agreement and Release.

     III. The Parties also desire to settle and resolve any and all possible disputes growing out of or related to Palmer's employment relationship with Helix, including but not limited to any possible claims Palmer could assert against Helix and any affiliates, subsidiaries, directors, officers, shareholders, employees, agents or anyone else against whom Palmer could assert a claim due to his employment with Helix or its termination.

                              AGREEMENT AND RELEASE

Therefore, Helix on the one hand and Palmer on the other hand, intending to be legally bound, agree as follows:

     1.   NON-ADMISSION; CONFIDENTIALITY OF AGREEMENT AND RELEASE

          Palmer agrees that this Agreement and Release is not an admission by Helix that it (or any of its directors, officers, shareholders, employees or agents) has violated any law or failed to fulfill any duty to Palmer. Palmer and Helix both agree to keep this Agreement and Release confidential, except insofar as disclosure may be required for legal or business reasons.

     2.   TERMINATION OF EMPLOYMENT

          Helix and Palmer agree to discontinue Palmer's employment relationship and terminate the Employment Agreement, effective November 26, 2003 ("Resignation Date").

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     3.   SEPARATION PAYMENT

          As consideration for this Agreement and Release, Helix agrees to pay Palmer six (6) months of base pay, subject to lawful deductions, payable in six (6) equal monthly installments. Helix further agrees to pay Palmer an additional sum of Three Thousand Dollars ($3,000.00), subject to lawful deductions, payable in three (3) equal monthly installments along with the last three (3) monthly installments identified above in this paragraph 3. The first payment under this paragraph 3 will be made after the seventh day after this Agreement and Release is signed by Palmer and delivered to Helix (the "Effective Date") as set forth below in paragraph 9.

     4.   ACCELERATE VESTING OF STOCK OPTION GRANT

          As additional consideration for entering into this Agreement and Release, Helix agrees to amend the terms of the stock option grant referenced in the Employment Agreement Helix agrees that 25,000 of the option shares will automatically vest and become exercisable on the Effective Date. These 25,000 shares of common stock shall remain exercisable for a period of eighteen (18) months after the Resignation Date. Nothing in this paragraph is intended to or does create any other rights or obligations of any kind on the part of Helix with regard to Palmer's stock option benefits, except those specifically required by law or the Plan.

     5.   HEALTH BENEFIT PAYMENT

          As additional consideration for entering into this Agreement and Release, Helix agrees that it will pay Palmer's continued health benefit coverage payment under Helix's health care plan, the Premera Blue Cross Plan (the "Blue Cross Plan"), for a period of up to three
          (3) months, to the extent allowed by the Blue Cross Plan. Palmer understands and agrees that in order for him to be eligible for this continued coverage under the Blue Cross Plan, he is solely responsible for completing the Blue Cross Plan's application for such coverage. The continued coverage amounts described in this paragraph 5 will be paid directly to Helix's insurance carrier, and Helix agrees to pay the first monthly installment on December 1, 2003. No other payments under this paragraph 5 will be paid until after the Effective Date of this Agreement and Release. If any additional payments are due prior to the Effective Date for Palmer's continued health benefit coverage Palmer is solely responsible for making such payment, subject to reimbursement as set forth in this paragraph 5.

          If, at any time during the three (3) month period described above, Palmer secures equivalent benefits through another position, Helix's payment of Palmer's continued coverage (should any exist) will automatically cease. Palmer agrees that he will promptly notify Helix in the event he obtains equivalent benefits through another position. In addition, in the event Helix discontinues health care coverage for its employees, any payments by Helix of Palmer's medical coverage will automatically cease. Nothing in this paragraph is intended to or does create any other rights or obligations of any kind on

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          the part of Helix with regard to Palmer's health benefit or medical coverage, except those specifically required by law.

     6.   ACKNOWLEDGEMENT OF PAYMENT

          Palmer specifically acknowledges and agrees that the consideration identified in paragraphs 3, 4 and 5 above exceeds the amount Palmer would otherwise be entitled to receive upon termination of Palmer's employment with Helix, and that the payments and benefits set forth above are in exchange for entering into this Agreement and Release. Palmer further agrees that he will not at any time in the future seek consideration from Helix other than as set forth in this Agreement and Release. Palmer specifically acknowledges and agrees that Helix has not made any representations to Palmer regarding the tax or legal consequences of any consideration due to Palmer or for his benefit pursuant to this Agreement and Release.

     7.   NON-DISPARAGEMENT

          Helix agrees that neither it, nor anyone acting on its behalf, will make any negative, derogatory, or disparaging statements, whether oral or written, regarding Palmer. Palmer agrees that neither he, nor anyone acting on his behalf, will make any negative, derogatory, or disparaging statements, whether oral or written, regarding Helix, or any of its directors, officers, or employees.

     8.   RELEASE

          Palmer accepts the undertakings of Helix in this Agreement and Release as full settlement of any and all claims, known or unknown, arising out of or related to Palmer's association with Helix, including his employment or its termination. This release by Palmer includes, but is not limited to, any claims for damages or attorney's fees, breach of contract, lost equity-based compensation or lost salary or other benefits, and specifically includes, but is not limited to claims under the Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Older Workers' Benefit Protection Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974 (other than claims for vested benefits), the Washington Law Against Discrimination in Employment, RCW Ch. 49.60.010 et. seq., Washington's wage and hour laws, all as amended, and the civil rights, employment and labor laws of any city, locality, state and the United States. These claims are examples, not a complete list, of the released claims, as it is the Parties' intent that Palmer release any and all claims, of whatever kind or nature, in exchange for the undertakings in this Agreement and Release by Helix. Palmer realizes that this constitutes a full and final settlement of any and all claims, and except for obligations arising under this Agreement and Release, this releases Helix (and its directors, officers, shareholders and employees of Helix, and anyone else against whom Palmer could assert any of the released claims) from any further liability to Palmer (or to anyone else he has power to bind in this Agreement and Release) in connection with such claims.

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     9.   RELEASE OF CLAIMS UNDER THE ADEA

          Palmer acknowledges that he is waiving and releasing any rights he may have under the ADEA and that this waiver and release is knowing and voluntary. The Parties agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the execution of this Agreement and Release. Palmer acknowledges and agrees that he has been advised by this writing that (a) this waiver and release does not apply to any rights or claims that may arise after the Execution Date of this Agreement and Release; (b) he should consult with an attorney prior to executing this Agreement and Release; (c) he has twenty-one (21) days within which to consider this Agreement and Release (although he may choose to voluntarily execute this Agreement and Release earlier and waive such period of consideration); (d) he has seven (7) days following the execution of this Agreement and Release to revoke this Agreement and Release; (e) this Agreement and Release shall not be effective until the revocation period has expired (as set forth above, the Effective Date); and (f) nothing in this Agreement prevents or precludes Palmer from challenging or seeking a determination in good faith of the validity of this waiver and release under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. To cancel this Agreement and Release, Palmer understands that he must give a written revocation which must be received by Helix by 5:00 p.m. on the seventh day after this Agreement and Release is signed by Palmer, addressed to the following individual at the following location:

                  Steve Beatty, President
                  Helix BioMedix, Inc.
                  22122 20th Avenue SE
                  Bothell, WA 98021

          Palmer understands that if Palmer revokes this Agreement and Release pursuant to this paragraph 9, the Agreement and Release will not become effective or enforceable and Palmer will not be entitled to any of the benefits set forth in this Agreement and Release.

     10.  RETURN OF HELIX PROPERTY

          Palmer acknowledges and agrees that he has returned to Helix all personal property and equipment furnished to or prepared by Palmer in the course of or incident to his employment by Helix, including, without limitation, computers, cell phones, keys, all books, manuals, memoranda, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information belonging or relating to the business of Helix or any affiliate. Palmer also acknowledges and agrees that he has not retained any written or other tangible materials containing any proprietary information of Helix or any affiliate.

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     11.  RESTRICTIVE COVENANTS

         (a)   Confidentiality of Information.

          i. Definition. Palmer and Helix agree that "Confidential Information" shall mean any and all trade secrets, ideas, suggestions, innovations, conceptions, discoveries, strategies, improvements, technological developments, methods, processes, specifications, formulae, compositions, techniques, systems, computer software and programs, notes, memoranda, work sheets, lists of actual or potential customers and suppliers, pricing information and policies, works of authorship, products, data, and information in any form, which concern or relate to any aspect of the actual or contemplated business of Helix and which may be stamped "confidential" or are otherwise treated as confidential by Helix, except for such items as Palmer can prove through clear and convincing evidence were in the public domain, being publicly and openly known, prior to the date of commencement of Palmer's employment by Helix or, subsequent to such date, became a part of the public domain, being publicly and openly known, through lawful and proper means.

          ii. Scope. Palmer agrees that he shall not at any time take or use, or otherwise disclose to anyone, any Confidential Information, except as required by any court or governmental agency after receipt by Palmer of a lawful subpoena or court order. Palmer further agrees that in the event he is served with a subpoena of court order, he will immediately notify Helix, in the manner set forth in paragraph 9 above, of his receipt of the subpoena or court order.

          iii. Restrictions. Palmer agrees that the restrictions set forth in this paragraph are reasonable and necessary to protect Helix.

          iv. Common Law Obligations. This paragraph is not intended to, and does not, limit in any way Palmer's duties and obligations to Helix under statutory and common law not to disclose or make personal use of any Confidential Information of Helix.

         (b)   Assignment of Inventions.

          i. Definition of Inventions. "Inventions" means discoveries, works of authorship, mask works, developments, concepts, ideas and information made or conceived or reduced to practice, methods, designs, improvements, inventions, formulas, processes, techniques, programs, know-how and data, whether or not patentable or registerable under copyright or similar statutes, except any of the foregoing that (a) is not related to the business of Helix, or Helix's actual or demonstrable research or development; (b) did not involve the use of any equipment, supplies, facility or Confidential Information of Helix; (c) was developed entirely on Palmer's own time; and (d) did not result from any work performed by Palmer

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               for Helix. To the extent allowed by law, Inventions will also include all "moral rights" "artist's rights" or the like.

          ii. Assignment. Palmer agrees to and hereby does assign to Helix, without further consideration, all of his right, title and interest in any and all Inventions he may have made during his association with Helix. To the extent that Palmer retains any moral or artist's rights, he ratifies and consents to any action that may be taken with respect to such rights by or authorized by Helix and agrees not to assert any such rights with respect thereto.

          iii. Duty to Assist. Palmer agrees to provide all assistance reasonably requested by Helix in the preservation of Helix's interests in the Inventions including obtaining patents in any country throughout the world. Such services will be for reasonable compensation and subject to Palmer's reasonable availability. If Helix cannot, after reasonable effort, secure Palmer's signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, whether because of his physical or mental incapacity or for any other reason whatsoever, Palmer hereby irrevocably designates and appoints Helix and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and in his name and stead for the purpose of executing and filing any such application or applications and taking all other lawfully permitted actions to further the prosecution and issuance of patents, copyrights, or similar protections thereon, with the same legal force and effect as if executed by him.

          iv. Ownership of Copyrights. Palmer agrees that any work prepared for Helix, which is eligible for copyright protection under the laws of the United States or any other country, is work made for hire and ownership of all copyrights (including all renewals and extensions) therein vests in Helix. If any such work is deemed not to be a work made for hire for any reason, Palmer hereby grants, transfers and assigns all right, title and interest in such work and all copyrights in such work and all renewals and extensions thereof to the establishment, preservation and enforcement of Helix's copyright in such work, such assistance to be provided at Helix's expense. Palmer agrees and does hereby waive the enforcement of all moral rights with respect to the work developed or produced as set forth in this Agreement and Release, including without limitation any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications.

          v. Litigation. Palmer agrees to render assistance and cooperation to Helix at its request regarding any matter, dispute or controversy with which Helix may become involved and of which Palmer has or may have reason to have knowledge, information or expertise. Such services will be for reasonable compensation and subject to his reasonable availability.

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         (c)   Covenants Not to Compete.

          i. Noncompetition and Nonsolicitation. Palmer acknowledges and agrees for a period of two (2) years after the Effective Date of this Agreement and Release, Palmer will not, directly or indirectly, as principal, agent, employee, officer, shareholder, consultant or otherwise, engage in any business that competes directly with Helix, and will not solicit or aid in soliciting, endeavor to obtain as a customer or client, accept sales, marketing, financial, or consulting business from, or perform sales, marketing, consulting or related business for any person, firm, corporation, association or other entity: (i) that is or was a Helix customer for whom Palmer performed any services for or with whom Palmer maintained substantial business contacts with at any time during the term of his employment with Helix; or (ii) whose business Palmer solicited, either alone or in conjunction with others, on behalf of Helix or any of its subsidiaries, during the term of his employment with Helix.

          ii. Nonsolicitation of Employees. Palmer agrees that Helix has invested substantial time and effort in assembling its workforce. Accordingly, Palmer agrees that for a period of two (2) years after the Resignation Date of this Agreement and Release, Palmer will not, directly or indirectly, employ, solicit or induce or attempt to influence any employee of Helix or any affiliate, to terminate his or her employment with Helix or any affiliate, or to work for Palmer or any other person or entity.

          iii. Severability and Modification of Any Unenforceable Covenant. It is the Parties' intent that each of the covenants set forth in this Agreement and Release be read and interpreted with every reasonable inference given to its enforceability. However, it is also the Parties' intent that if any term, provision or condition of such covenants is held by an arbitrator or court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions will remain in full force and effect and will in no way be affected, impaired or invalidated. Finally, it is also the Parties' intent that if an arbitrator or court should determine any of the covenants set forth herein are unenforceable because of over breadth, then the arbitrator or court will modify said covenant so as to make it as broad as is reasonable and enforceable under the prevailing circumstances.

12.  AUTHORITY TO ENTER AGREEMENT

     Palmer represents and warrants that he is the true party in interest, that he is fully authorized to execute this Agreement and Release, and that he has not sold, assigned, transferred, conveyed, or otherwise disposed of any rights surrendered by virtue of this Agreement and Release.

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13.  BINDING EFFECT

     This Agreement and Release shall be binding upon and inure to the benefit of any heirs, legal representatives, successors and assigns of Palmer and Helix.

14.  DISPUTE RESOLUTION

          (a) With respect to disputes under this Agreement and Release that are not resolved by the Parties pursuant upon written request by one party to the other party, the Parties shall promptly negotiate in good faith to appoint a mutually acceptable disinterested, conflict-free individual not affiliated with any party, with relevant contract experience necessary to resolve such dispute (an "Arbitrator"). If the Parties are not able to agree within three (3) days after the receipt by a party of the written request in the immediately preceding sentence, the American Arbitration Association ("AAA") shall be responsible for selecting an Arbitrator within seven (7) days of being approached by a party. The fees and costs of the Arbitrator and the AAA shall be shared equally by the Parties.

          (b) Within fifteen (15) days after the designation of the Arbitrator, the Parties shall each simultaneously submit to the Arbitrator and one another a written statement of their respective positions on such disagreement. The Parties shall have two (2) days from receipt of the filing party's submission to submit a written response thereto. The Arbitrator shall have the right to meet with the Parties, either alone or together, as necessary to make a determination.

          (c) No later than fifteen (15) days after the designation of the Arbitrator, the Arbitrator shall make a determination by selecting the resolution proposed by one of the Parties that as a whole is the most fair and reasonable to the Parties in light of the totality of the circumstances and shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Arbitrator shall be final and conclusive, absent manifest error.

          (d) Notwithstanding other provisions of this paragraph 14, Palmer acknowledges and agrees that any violation, breach, or threatened breach by Palmer of paragraph 11 of this Agreement and Release, would cause Helix irreparable harm which would not be adequately compensated by monetary damages and that a temporary restraining order, permanent restraining order or injunction may be granted by any court or courts having jurisdiction, restraining Palmer from violation, breach or threatened breach of paragraph 11 of this Agreement and Release. This paragraph 14(d) shall not be construed to limit Helix from any other relief or damages to which it may be entitled as a result of Palmer's breach of paragraph 11 of this Agreement and Release. Palmer also agrees that a violation of paragraph 11 of this Agreement and Release would entitle Helix, in addition to all other remedies available at law or equity, to recover from

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               Palmer all funds remaining to be paid out under paragraphs 3 and
               4 of this Agreement and Release, and will be held in trust by Helix.

15.  WASHINGTON LAW TO APPLY

     This Agreement and Release shall in all respects be governed by the laws of the State of Washington. Venue for any action to enforce any provision of this Agreement shall be exclusively in King County with an arbitrator from King County, Washington. The Parties, by their signatures below, agree to submit to said arbitrator's jurisdiction and to waive all defenses related to jurisdiction and venue. Except as prohibited by law, the prevailing party in any arbitration or litigation brought to enforce this Agreement and Release shall be entitled to recover its costs including reasonable attorneys' fees.

16.  GENERAL

     This Agreement and Release: (i) represents the entire understanding of the Parties with respect to the subject matter covered; (ii) supersedes all prior and contemporaneous oral understandings with respect to such subject matter; (iii) may only be amended in a writing signed by the Parties; and
     (iv) shall be executed in two or more counterparts so that each party may retain a fully executed original.

17.  KNOWING AND VOLUNTARY WAIVER

     Palmer acknowledges that he has been advised to consult with an attorney, and has had the opportunity to do so before signing this Agreement and Release, which Palmer has been given a reasonable period of time to consider and which Palmer may revoke within seven (7) days after signing.

     Executed as of the Execution Date written above.

HELIX, INC.                                 PALMER:

By  /s/ R. Stephen Beatty
Its Pres. and CEO                           /s/ Kerry Palmer (11-26-03)
                                            ------------------------------------
                                            Kerry Palmer

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